EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09797 and 333-36845) of Cylink Corporation of our report dated February 12, 1998 except as to the effect of the discontinued operations described in Note 12, which is as of March 28, 1998, which appears on page 24 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



PRICE WATERHOUSE LLP
San Jose, California
March 30, 1998


                                       44